Exhibit 10(c)


                          DEFERRED COMPENSATION PLAN
                   FOR EXECUTIVES OF THE QUAKER OATS COMPANY
          (As Amended and Restated Effective as of November 1, 1996)

1.   PURPOSE

     The purpose of this Deferred Compensation Plan (the "Plan") is to offer certain senior-level employees (the "Executives") of The Quaker Oats Company (the "Company") the opportunity to defer receipt of their salary and bonus payments until termination of their service with the Company.

2.   DEFINITIONS

     a. "Beneficiary" shall mean the entity or person designated from time to time in writing by a Participant to receive payments under the Plan after the death of such Participant, or in the absence of an effective designation or the event that such designated person shall predecease such Participant, the Participant's estate.

     b. "Bonus" shall mean the amount of money which the Executive shall be awarded periodically under the Management Incentive Bonus program of the Company.

     c. "Cash Unit" shall mean a Deferred Amount and any interest carried over for the deferral period, which shall be credited with interest, as set forth in Section 5, during the period of deferral.

     d. "Compensation" shall mean (i) the Salary and Bonus payments which the Executive is eligible to receive from the Company for services and
          (ii) any amount credited under Section 4 of this Plan.

     e. "Deferred Amount" shall mean an amount of Compensation deferred under this Plan and carried during the deferral period as Cash Units.

     f.   "ESOP" shall mean The Quaker Employee Stock Ownership Plan.

     g. "Participant" shall mean an Executive who has elected to participate in this Plan.

     h. "Salary" shall mean the annual base salary earned from the Company by the Executive.

     i. "Termination of Service" shall mean the termination (by death, retirement or otherwise) of a Participant's service with the Company as an employee.

3.   DEFERRAL OF COMPENSATION

     Each Executive may elect to have any portion of Salary earned for any year and any portion of Bonus awarded in any year deferred under this Plan; provided, however, that only Compensation in excess of the maximum amount of earnings taxable under the Old-Age, Survivors, and Disability Insurance program of the Federal Social Security Act, as it exits in each calendar year, may be deferred under this Plan. Such election shall (subject to the foregoing limitation) specify the percentage or amount of the Participant's Salary and/or Bonus to be deferred under the Plan and shall be executed by the Executive on a form prescribed by the Secretary of the Company as follows: a) for Salary, prior to the beginning of the month in which such salary is earned; and b) for Bonus, prior to September 1st of the year for which Bonus is being awarded. An election, once made, shall continue in effect until changed prospectively by the Participant; provided, however, that an election with respect to Salary may be changed no more than one time each month, effective as of the beginning of the next month and an election with respect to a Bonus is irrevocable after the September 1st referred to in the prior sentence.

4.   ADDITIONAL CREDIT AMOUNTS

     The Company may elect, at its option, to credit to each Participant's account certain amounts, or the cash equivalent amounts of any in-kind contributions, that would have been contributed to the Participant's account under ESOP, but for a Participant's participation in this Plan. Such amounts, if credited, shall be credited as of the dates such amounts would have otherwise been contributed to the Participant's account under the ESOP. Amounts credited under this Plan pursuant to this section shall not be made available in cash to the Participant, except pursuant to this Plan. These amounts shall be in addition to the amounts described in
     Section 3 above and shall be considered "Compensation" for purpose of this Plan.

5.   TREATMENT OF DEFERRED AMOUNTS

     The Company shall establish on its books the necessary account to accurately reflect the Company's liability to each Executive who has deferred Compensation under this Plan. To this account shall be credited Deferred Amounts and interest on Cash Units. Payments to the Participant following Termination of Service shall be debited to the account. Rights and interests under this Plan may not be assigned.

     A Participant who has elected to defer Compensation shall have the amount of such Compensation credited to the Participant's account as of the same date that it would otherwise be payable to him. Cash Units (including Deferred Amounts) shall earn interest from the date of credit to the date of payment. Interest on Cash Units shall be credited to each Participant's account as of the last calendar day of each month; the intent of this being that interest on Cash Units shall be compounded monthly. The interest rate credited on Cash Units shall be the rate for the new issue 10-year "A"-rated industrial bonds listed in the Salomon
     Brothers Bond Market Roundup, or by such other recognized source as the Treasurer of the Company may designate, for the week in which the preceding month ends.

6.   PAYMENT OF DEFERRED AMOUNTS

     At the time an Executive first elects to defer Compensation under this Plan, the Participant shall irrevocably specify, on a form prescribed by the Secretary of the Company, the number of annual installments (not exceeding 15) that the Participant desires to receive payment of the Deferred Amount, and how soon after Termination of Service the Participant wishes to have payment begin. Payments shall be made in the manner elected by the Participant, except as provided in Section 7 below. A Beneficiary shall also be designated on such form; and such Beneficiary may be changed by the Participant at any time prior to Termination of Service. If no effective election has been made at the time of Termination of Service, payment of the entire deferred amount shall be made to a Participant (or a Beneficiary, if the Participant shall have died) six months after Termination of Service.

     All payments of Deferred Amounts under this Plan shall be made in cash out of the general assets of the Company, and shall constitute an unfunded and unsecured promise to pay by the Company. The amount of each annual installment payment to a Participant shall be determined by dividing the Cash Units in the Participant's account by the number of installments remaining to be paid.

7.   ACCELERATION OF PAYMENTS

     The Compensation Committee of the Company's Board of Directors (the "Compensation Committee" and the "Board") is empowered to accelerate the payment of Deferred Amounts to a Participant or to all Participants or to a Beneficiary, whether before or after the Participant's Termination of Service, for reasons of individual hardship, death, changes in the tax laws or accounting principles, or other reasons which negate or diminish the continued value of Deferred Amounts to Participants or to the Company; provided, however that following a Change in Control, such acceleration may be carried out for any reason deemed appropriate by the Compensation Committee.

8.   A "Change in Control" shall be deemed to have occurred if:

          (a) any "Person," which shall mean a "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities; provided, however, that this paragraph (a) shall not apply to any Person who becomes such a beneficial owner of such Company securities pursuant to an agreement with the Company approved by the Board, entered into before such Person has become such a beneficial owner of Company securities representing 5% or more of the combined voting power of the Company's then outstanding voting securities;

          (b)  during  any  period of 24 consecutive months (not including  any period  prior  to  November 13, 1996), individuals  who  at  the beginning  of  such  period constitute the Board,  and  any  new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c)(2) or (d) of this Section) whose election by the Board, or whose nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors before the beginning of the period cease for any reason to constitute at least a majority thereof;

          (c) the stockholders of the Company approve (1) a plan of complete liquidation of the Company or (2) the sale or disposition by the Company of all or substantially all of the Company's assets unless the acquirer of the assets or its directors shall meet the conditions for a merger or consolidation in subparagraphs
               (d)(1) or (d)(2); or

          (d)  the   stockholders   of  the  Company  approve   a   merger   or
               consolidation of the Company with any other company other than:

               (1) such a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power of the Company's or such surviving entity's outstanding voting securities immediately after such merger or consolidation; or

               (2) such a merger or consolidation which would result in the directors of the Company who were directors immediately prior thereto continuing to constitute at least 50% of the directors of the surviving entity immediately after such merger or consolidation.

                In this paragraph (d), "surviving entity" shall mean only an entity in which all of the Company's stockholders immediately before such merger or consolidation become stockholders by the terms of such merger or consolidation, and the phrase "director of the Company who were directors immediately prior thereto" shall include only individuals who were directors of the Company at the beginning of the 24 consecutive month period preceding the date of such merger on consolidation, or who were new directors (other than any director designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c)(2),
          (d)(1) or (d)(2) of this Section) whose election by the Board, or whose nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors before the beginning of such period.

9.   WITHHOLDING

     The Company may withhold taxes, and any other required amounts, including the Hospital Insurance portion of the Federal Social Security Act, from the payment of Deferred Amounts or other amounts paid to the Executive.

10.  AMENDMENT OR TERMINATION

     The Company reserves the right, at any time or from time to time, by action of its Board or Executive Committee thereof, to amend or modify, in whole or in part, or terminate the Plan. No amendment or termination shall adversely affect any then existing Deferred Amounts or rights under this Plan.

IN WITNESS WHEREOF, this Plan, as stated, is effective as of November 1, 1996, and is executed by a duly authorized officer of the Company.


                              THE QUAKER OATS COMPANY



March 5, 1997                 By:  /s/ Douglas J. Ralston
                             Its: Senior Vice President